Exhibit 99.6


PRESS RELEASE


                                                     For Release on May 31, 1995



For More Information, Call:
Mr. Michael Feder
  Acting President
  Chief Executive Officer


               INTERNATIONAL RESEARCH AND DEVELOPMENT CORPORATION


International Research and Development Corporation (IRDV) announces that Francis
X. Wazeter, III has resigned from the Board of Directors of the Company. Mr. Wazeter previously served as President and Chief Operating Officer of the Company until his dismissal in January 1995.

In separate news, the Company has been informed by the NASD that, as a result of the Company's failure to timely file reports required by the Securities Exchange Act of 1934, the NASD will terminate the Company's listing on the NASDAQ Stock Market.

The primary business of International Research and Development Corporation is the safety evaluation of pharmaceutical and veterinary drugs, agricultural products and chemicals. Studies are performed on behalf of various manufacturers of such products both foreign and domestic, and on behalf of governmental agencies.